EXHIBIT 10.11

               FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

     This FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment") is entered into effective as of April 30, 2001 by and between Pro Net Link Corp., a Nevada corporation (the "Company"), and Waveland Capital, LLC, a Colorado limited liability company (the "Purchaser"). All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.

                                    RECITALS

     A. The Company and the Purchaser entered into a Common Stock Purchase Agreement dated March 29, 2001 (the "Stock Purchase Agreement") which, among other things, set forth certain terms and conditions pursuant to which the Purchaser will purchase from the Company up to $5,000,000 of the Company's $.001 par value common stock (the "Common Stock").

     B. Since the date of execution of the Stock Purchase Agreement, the parties have agreed that it would be in their mutual best interests to modify certain of the terms and conditions of the Stock Purchase Agreement.

     THEREFORE, in consideration of the Recitals and the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   AGREEMENTS

     1. FLOOR PRICE. Section 1.1(b) of the Agreement is amended by the addition of the following language at the end of such section:

          The Floor Price designated, if any, shall not be greater than 50 percent of the average closing bid prices of the Common Stock for the three trading days immediately preceding the date of the Put Notice. During any Put Period in which the Market Price is below the Floor Price, the Company shall be required to sell shares of its Common Stock to Purchaser for as many of the Put Shares as Purchaser elects to purchase at a price that is at or above the Floor Price.

     2. MARKET PRICE. Section 1.1(g) of the Agreement is deleted and replaced with the following language:

          "Market Price" shall mean the average of the three lowest closing bid prices of the Company's Common Stock for the 20 Trading Days beginning on the Commencement Date; provided, however, that with respect to the first Put Notice tendered by the Company under the Stock Purchase Agreement, the 20-day Trading Day period for determination of the Market Price shall be reduced to 10 Trading Days.

     3. PUT PRICING PERIOD. Section 1.1(n) is deleted and replaced with the following language:


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          "Put Pricing Period" shall mean a period of 20 consecutive Trading
          Days beginning on the date specified in the Put Notice; provided, however, the Put Pricing Period shall not begin before the day on which such notice is delivered pursuant to Section 9.4 of the Stock Purchase Agreement; provided, however, that with respect to the first Put Notice tendered by the Company under the Stock Purchase Agreement, the 20 consecutive Trading Day period shall be reduced to 10 consecutive Trading Days.

     4. CLOSING THRESHOLD. Section 5.1(e) of the Stock Purchase Agreement is hereby deleted in its entirety.

     5. PUT LIMITATIONS. Section 6.1(b) is deleted and replaced with the following language:

          There shall be at least 15 Trading Days between Puts (except that with respect to the first Put Notice following the initial Put Notice, the minimum number of Trading Days following such Put may be reduced to 10 Trading Days). The number of shares of Common Stock purchased by the Purchaser with respect to each Put shall be determined as set forth in
          Section 6.1(c) and 6.1(d) below and settled on the 24th Trading Day after the date of the Put Notice (the "Settlement Date") (except with respect to the initial Put Notice, which Settlement Date shall be on the 14th Trading Day after the date of the Put Notice).

     6. NO OTHER CHANGES. Except as specifically set forth herein, all of the terms and conditions of the Stock Purchase Agreement shall remain in full force and effect.

     7. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

     Dated effective as of April 30, 2001.


PRO NET LINK CORP.


By ________________________________
         ______________, Its President



WAVELAND CAPITAL, LLC


By _______________________
     D. Rick Hayes, Its Manager

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